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                                                                   Exhibit 23(a)

                               AUDITORS' CONSENT


Board of Directors
Summit Bancorp:


We consent to the use of our report relating to the consolidated financial statements of Summit Bancorp and subsidiaries dated January 20, 1997, except as to the third paragraph of note 2, which is as of February 28, 1997, incorporated herein by reference, and to the reference to our Firm under the heading "Experts" in the registration statement/proxy statement-prospectus.


                                                  /s/ KPMG Peat Marwick LLP

                                                  KPMG Peat Marwick LLP


Short Hills, New Jersey
May 2, 1997